Exhibit 99.1

HAIN CELESTIAL COMPLETES SALE OF NORTH AMERICAN SNACKS BUSINESS

Transaction sharpens focus on higher-margin core categories.

HOBOKEN, N.J., March 2, 2026 /GlobeNewswire/ -- Hain Celestial Group (Nasdaq: HAIN), a leading global health and wellness company whose purpose is to inspire healthier living through better-for-you brands, today announced that it has completed the previously announced sale of its North American Snacks business, including Garden Veggie Snacks™, Terra® chips and Garden of Eatin'® snacks, to Snackruptors Inc., a Canadian, family-owned snacks manufacturer.

Proceeds from the transaction will be used to reduce debt, strengthening the company’s financial position and leverage profile.

The divestiture represents an important first step as Hain sharpens its focus and advances a simplified North American portfolio centered on core categories with stronger margin and cash flow profiles. The resulting portfolio and financial profile will support increased investment over time in the company’s North American better-for-you brands across its flagship categories of yogurt, tea, and baby & kids foods.

Going forward, Hain’s global brands will include Celestial Seasonings® teas, The Greek Gods® yogurt, Earth's Best® Organic and Ella's Kitchen® baby and kids foods, Joya® and Natumi® plant-based beverages, Hartley’s® jelly, as well as Cully & Sully®, Yorkshire Provender®, and New Covent Garden® soups, among others.

About The Hain Celestial Group
Hain Celestial is a leading health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, Hain Celestial has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial's products across beverages, yogurt, baby/kids and meal preparation are marketed and sold in over 70 countries around the world. Our leading brands include Celestial Seasonings® teas, The Greek Gods® yogurt, Earth's Best® Organic and Ella's Kitchen® baby and kids foods, Joya® and Natumi® plant-based beverages, Hartley’s® jelly, as well as Cully & Sully®, Yorkshire Provender®, and New Covent Garden® soups, among others. For more information, visit www.hain.com and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words "believe," "expect," "anticipate," "may," "should," "plan," "intend," "potential," "will" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition, including statements about the company’s margin and cash flow profiles and business strategy.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include our ability to successfully separate the business and realize the benefits of the contemplated disposition and the other risks and uncertainties described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Investor Relations Contact:
Alexis Tessier
Investor.Relations@hain.com

Media Contact:
Justin Godley
Justin.Godley@hain.com